UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2022

ARCIMOTO, INC.

(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)

001-38213	26-1449404
(Commission File Number)	(IRS Employer
Identification No.)

2034 West 2nd Avenue, Eugene, OR 97402

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (541) 683-6293

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	FUV	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.

On August 31, 2022, Arcimoto, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited institutional investor party thereto (the “Purchaser”) for an aggregate financing of $20.0 million. At the first closing under the Purchase Agreement, which the Company expects to occur on September 1, 2022, the Company will issue to the Purchaser in a registered direct offering, (i) senior secured convertible notes of the Company (the “Notes”), in an aggregate principal amount of $10.0 million, which notes are convertible into shares of the Company’s common stock, no par value (the “Common Stock”), under certain conditions; and (ii) warrants (the “Warrants”) to purchase up to an aggregate of 500,000 shares of the Common Stock. At the second closing under the Purchase Agreement, which the Company expects occur upon certain conditions being satisfied, including the Company obtaining the Stockholder Approval (as defined below), the Company will issue to the Purchaser, (i) Notes in the aggregate principal amount of up to $10.0 million (the “Additional Notes”) and (ii) Warrants to purchase up to an aggregate of 500,000 shares of the Common Stock (the “Additional Warrants”).

The securities to be issued pursuant to the first closing, including 2,000,000 shares of Common Stock issuable upon conversion of the Notes at the initial conversion price of $5.00 and 500,000 shares of Common Stock issuable upon exercise of the Warrants at the initial exercise price of $10.00, were offered by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-261955), which was declared effective by the Securities and Exchange Commission (the “SEC”) on January 13, 2021, and a prospectus supplement to the base prospectus contained therein, to be filed by the Company with the SEC on September 1, 2022 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary representations and warranties of the Purchaser, customary conditions to closing, and customary indemnification obligations of the Company. In addition, under the applicable rules of The Nasdaq Stock Market LLC (“Nasdaq”), in no event may the Company issue shares of Common Stock upon conversion of the Notes, exercise of the Warrants or otherwise pursuant to the terms of these Notes or the Warrants if the issuance of such shares of Common Stock would equal or exceed 20.0% of the shares of the Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap (the “Stockholder Approval”). Pursuant to the Purchase Agreement, the Company has agreed to obtain the Stockholder Approval by either (x) obtaining written consent of the stockholders and filing an information statement relating thereto with the SEC prior to the 45th day after the first closing date under the Purchase Agreement or (y) filing a proxy statement and soliciting votes from the Company’s stockholders at a special meeting to be held no later than 60 days after the first closing date under the Purchase Agreement (the “Stockholder Meeting Deadline”), in each case, on the terms specified in the Purchase Agreement. If the Company does not obtain the Stockholder Approval on or prior to the Stockholder Meeting Deadline, the Company will be obligated to continue to seek Stockholder Approval semi-annually until the Stockholder Approval is obtained. As a condition to the first closing under the Purchase Agreement, certain existing stockholders representing approximately 20% of the outstanding Common Stock (collectively, the “Principal Stockholders”) have executed Voting Agreements with the Company, pursuant to which the Principal Stockholders have agreed to vote all of their shares of Common Stock in favor of the Stockholder Approval. Pursuant to the Purchase Agreement, upon obtaining the Stockholder Approval, the Company has the right, but not the obligation, to require the Purchaser to purchase the Additional Notes and the Additional Warrants pursuant to a registered direct offering under the Registration Statement. The second closing will occur if, after obtaining Stockholder Approval, the Company chooses to exercise such right under the Purchase Agreement and gives notice to the Purchaser at any time after the 90th trading day after the first closing, as well as certain other conditions being satisfied pursuant to the terms specified in the Purchase Agreement. In addition, pursuant to the Purchase Agreement and upon obtaining the Stockholder Approval, the Purchaser has the right, but not the obligation, to require the Company to sell to such Purchaser up to the maximum aggregate amount of Additional Notes and Additional Warrants purchased by such Purchaser in the first closing under the Purchase Agreement (each such additional closing, an “Additional Optional Closing”). If the Purchaser has not elected to effect an Additional Optional Closing on or prior to the earlier to occur of the first calendar day after the first anniversary of the first closing under the Purchase Agreement, such Purchaser shall have no further right to effect an Additional Optional Closing under the Purchase Agreement.

The Notes will have an original issue discount of 6%, resulting in gross proceeds to the Company of approximately $9,400,000. The Notes will bear interest at 6% per annum and mature on September 1, 2024, unless earlier converted or redeemed, subject to the right of the Purchaser to extend the date under certain circumstances. The Company will make monthly payments on the first trading day of each month commencing on October 1, 2022 through the maturity date, payable in cash or shares of Common Stock. If the Company elects to pay in cash, the principal due will include a 10% premium, plus accrued and unpaid interest and late charges on the Notes. If the Company elects to pay in stock, the stock for purposes of the monthly amortization will be valued at 92% of the average of the five lowest daily volume-weighted average closing prices over the ten trading days prior to the amortization, subject to a maximum price of $5 per share. The Purchaser of the Notes has the option to defer individual amortization payments to a later date, as well as, in the case of stock, accelerate four months of amortization payments per due date.

All amounts due under the Notes will be convertible at any time, in whole or in part, at the holder’s option, into Common Stock at the initial conversion price of $5.00, which conversion price is subject to certain adjustments; provided, however, that a holder may not have the right to any shares of Common Stock otherwise issuable pursuant to the terms of the Note if, after giving effect to the conversion or issuance, a holder together with its affiliates would beneficially own in excess of 4.99% of the outstanding shares of Common Stock. A holder may from time to time increase this limit to 9.99%, provided, however, that such increase will not be effective until the 61st day after delivery of a notice to the Company. If an event of default occurs under the Notes, the holders may convert all, or any part, of the principal amount of the Notes and all accrued and unpaid interest and late charge at an alternate conversion price, as described in the Notes. Subject to certain conditions, the Company has the right to redeem all or a portion of the outstanding Notes and all accrued and unpaid interest and late charges in cash at a 10% redemption premium. Additionally, in connection with a Fundamental Transaction (as defined in the Notes) or an event of default, the holders of the Notes may require the Company to redeem all or any portion of the Notes at a 20% redemption premium. Prior to the conversion of the Notes, the holders of the Notes are entitled to receive any dividends paid or distributions made to the holders of the Common Stock on an “as if converted” basis.

The Warrants will be exercisable at an exercise price of $10.00 per share, subject to certain adjustments, on or after the six month and one day anniversary of the initial issuance date and expire on the five-year anniversary of the initial exerciseability date of the Warrants. A holder may not have the right to any shares of Common Stock otherwise issuable pursuant to the terms of the Warrant if, after giving effect to the exercise of a Warrant, a holder together with its affiliates would beneficially own in excess of 4.99% of the outstanding shares of Common Stock. A holder may from time to time increase this limit to 9.99%, provided, however, that such increase will not be effective until the 61st day after delivery of a notice to the Company. The Warrants will restrict the Company from entering into a Fundamental Transaction (as defined in the Warrant), subject to certain exceptions, and provide for an adjustment of the exercise price in the event of a Fundamental Transaction. The Warrants may be exercised for cash, provided that, if there is no effective registration statement available registering the exercise of the warrants, the warrants may be exercised on a cashless basis. Prior to the exercise of the Warrants, the holders of the Warrants will be entitled to receive any dividends paid or distributions made to the holders of the Common Stock on an “as if exercised” basis.

As long as any Notes or Warrants remain outstanding, the Company will be restricted from entering into any Dilutive Issuance (as defined in the Notes), subject to the terms specified in the Purchase Agreement. Additionally, beginning on the date of the Purchase Agreement and ending on the later of (x) the date no Notes remain outstanding and (y) the expiration date of the second closing, the Company will be prohibited from redeeming, declaring or paying any cash dividend or distribution on, any of its securities without the prior express written consent of the Purchaser.

The Purchase Agreement prohibits the Company from issuing additional equity securities, subject to certain exceptions, including issuances to directors, officers, employees and consultants under existing equity plans, shares of Common Stock issuable upon conversion of outstanding convertible securities, shares of Common Stock issuable upon conversion of up to $5.5 million of Convertible Promissory Notes that may be issued to Ducera Investments LLC (or any of its affiliates) with terms identical in all material respects to the Company’s outstanding Convertible Promissory Note dated April 25, 2022, and shares of Common Stock under the existing Equity Distribution Agreement with Canaccord Genuity LLC (the “Existing ATM Program”), pursuant to which the Company may offer and sell through Canaccord Genuity LLC up to $80.0 million of shares of its Common Stock, in an aggregate amount not to exceed approximately $73.8 million. If the Company issues shares under the Existing ATM Program, the holder of the Notes, in its sole discretion, can require the Company to use up to 20% of the net proceeds to redeem Notes. The remaining net proceeds will be used for general corporate purposes, including to cover the Company’s operating expenses and inventory, and other uses set forth in the prospectus for such offerings.

In connection with the Purchase Agreement, the Company will enter into a Security and Pledge Agreement (the “Security Agreement”) with the Purchaser, as collateral agent. Pursuant to the terms of the Security Agreement, the Company will grant to the collateral agent, for the ratable benefit of the collateral agent and the Purchaser, a valid, enforceable, and perfected security interest in the Collateral (as defined in the Security Agreement) to secure the Company’s obligations under the Securities Purchase Agreement, Notes, and the other Transaction Documents (as defined in the Security Agreement).

The foregoing summaries of the Purchase Agreement, the Notes, the Warrants, the Voting Agreements and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents. Copies of the form of Purchase Agreement, the form of Note, the form of Warrant, the form of Voting Agreement and the Security Agreement are attached hereto as Exhibits 10.1, 4.2, 4.1, 10.3 and 10.2, respectively, and are incorporated herein by reference.

The legal opinion of Nelson Mullins Riley & Scarborough LLP, counsel to the Company, regarding the validity of (i) the Notes, (ii) the Warrants and (iii) the shares of Common Stock issuable from time to time upon conversion of the Notes and the exercise of the Warrants, respectively, is filed as Exhibit 5.1 to this Current Report on Form 8-K. The legal opinion letter is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 7.01. Regulation FD Disclosure.

On September 1, 2022, the Company issued a press release announcing the transactions described in this Current Report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1.

The information under this Item 7.01, including Exhibit 99.1, is deemed “furnished” and not “filed” under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Warrant
4.2	Form of Senior Secured Convertible Note
5.1	Opinion of Nelson Mullins Riley & Scarborough LLP, dated August 31, 2022
10.1*	Form of Securities Purchase Agreement, dated August 31, 2022, by and among the Company and the investors party thereto
10.2	Form of Security Agreement, by and between the Company and the signatory thereto, as the Collateral Agent
10.3	Form of Voting Agreement
23.1	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)
99.1	Press Release, dated September 1, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules, exhibits and similar supporting attachments to this exhibit are omitted pursuant to Item 601(b)(2) of Regulation S-K. We agree to furnish a supplemental copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcimoto, Inc.

Dated: September 1, 2022	By:	/s/ Douglas M. Campoli
Douglas M. Campolii
Chief Financial Officer and Treasurer